Consent of Independent Registered Public Accounting Firm

The Board of Directors
Intersil Corporation:

We consent to the incorporation by reference in the registration statements on Form S‑4 (Nos. 333‑84794 and 333‑114021) and Form S‑8 (Nos. 333‑88208, 333‑117890, 333‑166391, 333‑163448, 333‑161906, 333‑151374, 333‑65804, 333‑31094, 333‑174249, 333‑183065, 333‑187618, and 333‑198318) of Intersil Corporation and subsidiaries of our reports dated February 12, 2016 with respect to the consolidated balance sheets of Intersil Corporation as of January 1, 2016 and January 2, 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three‑year period ended January 1, 2016, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 1, 2016, which reports appear in the January 1, 2016 annual report on Form 10‑K of Intersil Corporation and subsidiaries.

/s/ KPMG LLP

Orlando, Florida
February 12, 2016

Certified Public Accountants